                                                                    EXHIBIT 10.2


================================================================================



                          RANGER AEROSPACE CORPORATION

                       10.5% PIK NOTES DUE MARCH 31, 2010
                               PPN:  75281@ AA 8

                  10.5% PAY-IN-KIND REDEEMABLE PREFERRED STOCK
                               PPN:  85281@ 11 8


                  29,862 SHARES OF CLASS A VOTING COMMON STOCK
                               PPN:  75281@ 12 6

                                      and

                66,718 SHARES OF CLASS B NON-VOTING COMMON STOCK
                               PPN:  75281@ 13 4



_______________________________________________________________________________

                         SECURITIES PURCHASE AGREEMENT
________________________________________________________________________________





                           Dated as of April 1, 1998










================================================================================

                               TABLE OF CONTENTS



Paragraph                                                                                  Page
---------                                                                                  ----
1    AUTHORIZATION; RANKING..............................................................     1
          1.1  AUTHORIZATION OF ISSUE OF SECURITIES......................................     1

2    PURCHASE AND SALE OF THE SECURITIES.................................................     1

3    CLOSING.............................................................................     1

4    CONDITIONS OF CLOSING...............................................................     2
          4.1  REPRESENTATION AND WARRANTIES.............................................     2
          4.2  PERFORMANCE; NO DEFAULT...................................................     2
          4.3  COMPLIANCE CERTIFICATES...................................................     2
          4.4  OPINION OF COMPANY COUNSEL................................................     2
          4.5  OPINION OF PURCHASERS' SPECIAL COUNSEL....................................     2
          4.6  PURCHASE PERMITTED BY APPLICABLE LAWS.....................................     2
          4.7  SALE OF ALL SECURITIES....................................................     2
          4.8  PAYMENT OF SPECIAL COUNSEL FEES...........................................     2
          4.9  PRIVATE PLACEMENT NUMBERS.................................................     3
          4.10 CHANGES IN ORGANIZATIONAL STRUCTURE.......................................     3
          4.11 DOCUMENTS AND PROCEEDINGS.................................................     3
          4.12 REGISTRATION RIGHTS AGREEMENT.............................................     3
          4.13 ACQUISITION...............................................................     3
          4.14 SECURITYHOLDERS AGREEMENT.................................................     3
          4.15 FORMS OF CERTIFICATES.....................................................     3
          4.16 EXECUTIVE AND INVESTOR STOCK AGREEMENTS...................................     3
          4.17 APPOINTMENT OF AGENT FOR SERVICE OF PROCESS...............................     3

5    REPRESENTATIONS AND WARRANTIES......................................................     4
          5.1  ORGANIZATION, POWER AND AUTHORITY; CAPITALIZATION.........................     4
          5.2  AUTHORIZATION, ETC........................................................     4
          5.3  CONFLICTING AGREEMENTS AND OTHER MATTERS..................................     4
          5.4  GOVERNMENTAL AUTHORIZATIONS, ETC..........................................     4
          5.5  OFFERING OF SECURITIES....................................................     5
          5.6  REGULATION G, ETC.........................................................     5
          5.7  EXISTING INDEBTEDNESS.....................................................     5
          5.8  STATUS UNDER CERTAIN FEDERAL STATUTES; FOREIGN ASSET CONTROL..............     5
          5.9  FINANCIAL CONDITION.......................................................     5

6    REPRESENTATIONS OF THE PURCHASERS...................................................     6

7    INFORMATION AS TO THE COMPANY.......................................................     7
          7.1  FINANCIAL AND OTHER REPORTING BY THE COMPANY..............................     7
          7.2  INFORMATION REQUIRED BY RULE 144A.........................................     9
          7.3  COMPLIANCE WITH SMALL BUSINESS INVESTMENT ACT.............................     9
          7.4  INSPECTION OF PROPERTY....................................................    10

8    PREPAYMENT, REPAYMENT AND REDEMPTION................................................    10
          8.1  SCHEDULED REPAYMENT OF NOTES..............................................    10
          8.2  OPTIONAL PREPAYMENT OF NOTES..............................................    10
          8.3  MATURITY; SURRENDER, ETC..................................................    10
          8.4  PURCHASE, REDEMPTION AND RETIREMENT OF NOTES AND PIK PREFERRED SHARES.....    10


Paragraph                                                                                  Page
---------                                                                                  ----
9    AFFIRMATIVE COVENANTS...............................................................    11
          9.1  COMPLIANCE WITH LAWS, ETC.................................................    11
          9.2  INSURANCE.................................................................    11
          9.3  MAINTENANCE OF PROPERTIES AND LEASES......................................    11
          9.4  CORPORATE EXISTENCE, ETC..................................................    12
          9.5  PAYMENT OF TAXES AND CLAIMS...............................................    12
          9.6  SCOPE OF BUSINESS.........................................................    12
          9.7  USE OF PROCEEDS...........................................................    12
          9.8  ENVIRONMENTAL COMPLIANCE..................................................    12
          9.9  MAINTENANCE OF BOOKS AND RECORDS..........................................    13
          9.10 PREEMPTIVE RIGHTS.........................................................    13
          9.11 AMENDMENT TO CERTIFICATE OF INCORPORATION.................................    13

10   EVENTS OF DEFAULT...................................................................    13

11   REMEDIES ON DEFAULT, ETC............................................................    15
          11.1 ACCELERATION..............................................................    15
          11.2 OTHER REMEDIES............................................................    15
          11.3 RESCISSION OF ACCELERATION................................................    15
          11.4 NOTICE OF ACCELERATION OR RESCISSION......................................    16
          11.5 NO WAIVERS OR ELECTION OF REMEDIES........................................    16

12   REGISTRATION, TRANSFER, EXCHANGE AND REPLACEMENT OF NOTES...........................    16
          12.1  REGISTRATION.............................................................    16
          12.2  TRANSFER AND EXCHANGE....................................................    16
          12.3  REPLACEMENT..............................................................    17

13   PAYMENTS............................................................................    17
          13.1 HOME OFFICE PAYMENT.......................................................    17
          13.2 NO DEDUCTION OR SET-OFF...................................................    17
          13.3 SENIOR SECURITIES ARE PARI PASSU..........................................    17
          13.4 SHARING OF PAYMENTS.......................................................    18

14   EXPENSES............................................................................    18

15   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT........................    19

16   AMENDMENT AND WAIVER................................................................    19
          16.1 REQUIREMENTS..............................................................    19
          16.2 SOLICITATION OF HOLDERS...................................................    19
          16.3 BINDING EFFECT, ETC.......................................................    20

17   NOTICES.............................................................................    20

18   REPRODUCTION OF DOCUMENTS...........................................................    21

19   SUBSTITUTION OF PURCHASER...........................................................    21

20   MISCELLANEOUS.......................................................................    21
          20.1 SUCCESSORS AND ASSIGNS....................................................    21
          20.2 PAYMENTS DUE ON NON-BUSINESS DAYS.........................................    21
          20.3 SEVERABILITY..............................................................    21
          20.4 CONSTRUCTION..............................................................    21
          20.5 COUNTERPARTS..............................................................    22


Paragraph                                                                                  Page
---------                                                                                  ----

          20.6  DESCRIPTIVE HEADINGS.....................................................    22
          20.7  GOVERNING LAW............................................................    22
          20.8  CONSENT TO JURISDICTION AND SERVICE AND WAIVER OF TRIAL BY JURY.........     22
          20.9  TERMINATION..............................................................    22
          20.10 COMPLIANCE BY SUBSIDIARIES...............................................    23

SIGNATURE PAGE...........................................................................    32

SCHEDULES AND EXHIBITS

      EXHIBIT A      -     Form of Note

      EXHIBIT B      -     Form of Certificate of Incorporation

      EXHIBIT C      -     Opinion of Special Counsel to the Company

      EXHIBIT D      -     Registration Rights Agreement

      EXHIBIT E      -     Securityholders Agreement

      EXHIBIT F      -     Forms of Certificates

      EXHIBIT G      -     Executive and Investor Stock Agreements

      SCHEDULE A     -     Purchasers

      SCHEDULE B     -     Definitions

      SCHEDULE 5.1   -     Security Ownership

      SCHEDULE 5.7   -     Existing Debt

                            RANGER AEROSPACE COMPANY
                           GSP International Airport
                                   Box 12233
                             Greenville, SC  29612


                                                             As of April 1, 1998

To:  The Purchasers Listed
     on SCHEDULE A

Gentlemen:

     The undersigned, Ranger Aerospace Company, a Delaware corporation (the "COMPANY") agrees with each of you (individually a "PURCHASER" and collectively, the "PURCHASERS") as follows:

1    AUTHORIZATION; RANKING.

     1.1 AUTHORIZATION OF ISSUE OF SECURITIES. The Company has authorized the issue and sale of (i) $8,460,000 in aggregate principal amount of its 10.5% PIK Notes due March 31, 2010, to be in the form of EXHIBIT A (together with all notes issued in substitution, replacement or exchange therefor in accordance with the terms of this Agreement, the "NOTES"); (ii) 6,000 shares of its 10.5% Payment-In-Kind Redeemable Preferred Stock (the "PIK PREFERRED SHARES"), with the terms set forth in the Certificate of Incorporation with respect thereto in the form of EXHIBIT B; (iii) 27,730 shares of its Class A Voting Common Stock, par value $0.01 per share (the "VOTING SHARES"); and (iv) 69,030 shares of its Class B Non-Voting Common Stock, par value $0.01 per share (the "NON-VOTING SHARES;" collectively with the PIK Preferred Shares and the Voting Shares, the "SHARES"). The Notes and the Shares are collectively referred to as the "SECURITIES". Certain capitalized terms used in this Agreement are defined in SCHEDULE B; references to a "SCHEDULE" or an "EXHIBIT" are, unless otherwise specified, to a SCHEDULE or an EXHIBIT attached to this Agreement.

2    PURCHASE AND SALE OF THE SECURITIES.

     Subject to the terms and conditions of this Agreement, the Company shall sell to each Purchaser, and each Purchaser shall purchase from the Company, Securities in the principal amount or number specified below such Purchaser's name in SCHEDULE A, at the price specified therein, registered in such Purchaser's name or that of the Purchasers' nominee or nominees as specified in SCHEDULE A. Notwithstanding the foregoing, each Purchaser's obligations under this Agreement are several and not joint obligations and no Purchaser shall have any obligation or liability for the performance or non-performance by any other Purchaser of such other Purchaser's obligations under this Agreement.

3    CLOSING.

     The purchase and sale of the Securities shall take place at the offices of Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109, at a closing (the "CLOSING") to be held on April 1, 1998 or on such other Business Day as the Purchasers and the Company may agree (the "CLOSING DATE"). At the Closing, the Company will deliver to each Purchaser, the Notes and certificates in definitive form representing the Shares to be purchased by it, against payment of the purchase price therefor by transfer of immediately available funds to the Company. If at the Closing, the Company fails to tender any Notes or any certificates representing Shares to any Purchaser as provided in this PARAGRAPH 3, or if any of the conditions specified in

PARAGRAPH 4 shall not have been fulfilled to a Purchaser's satisfaction or waived by such Purchaser, such Purchaser may, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or non-fulfillment.

4    CONDITIONS OF CLOSING.  Each Purchaser's obligation to purchase and pay for its Securities is subject to the fulfillment to its satisfaction or its written waiver, at or before the Closing, of the following conditions:

     4.1 REPRESENTATION AND WARRANTIES. The representations and warranties of the Company in this Agreement, the other Transaction Documents and any certificates delivered at Closing to the Purchasers in connection therewith shall be correct when made and at the time of the Closing.

     4.2 PERFORMANCE; NO DEFAULT. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Securities (and the application of the proceeds thereof as contemplated by PARAGRAPH 9.7) no Default or Event of Default shall have occurred and be continuing.

     4.3  COMPLIANCE CERTIFICATES.

     (1) The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in PARAGRAPHS 4.1, 4.2, 4.10, 4.13, 4.14 and 4.16 have been fulfilled.

     (2) The Company shall have delivered to the Purchasers a certificate from its Secretary certifying as to its organizational documentation and the resolutions and other proceedings relating to the authorization, execution and delivery of the Transaction Documents.

     4.4 OPINION OF COMPANY COUNSEL. The Purchasers shall have received an opinion, in form and substance satisfactory to them, dated the Closing Date and addressed to them, from Kirkland & Ellis, special counsel to the Company, covering the matters set forth in EXHIBIT C.

     4.5 OPINION OF PURCHASERS' SPECIAL COUNSEL. The Purchasers shall have received from Special Counsel an opinion satisfactory to them as to such matters incident to the transactions contemplated by this Agreement as they may reasonably request.

     4.6  PURCHASE PERMITTED BY APPLICABLE LAWS.   On the date of the Closing,
each Purchaser's purchase of its Securities shall (i) be permitted by the laws and regulations of each jurisdiction to which it is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Section 5 of the Securities Act or Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (iii) not subject any Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.

     4.7 SALE OF ALL SECURITIES. At the Closing, the Company shall have sold to each Purchaser, and each Purchaser shall have purchased, all Securities to be purchased by it as set forth in SCHEDULE A.

     4.8 PAYMENT OF SPECIAL COUNSEL FEES. Without limiting the provisions of PARAGRAPH 14, the Company shall have paid, at or before the Closing, the fees, charges and disbursements of

Special Counsel (which may include a reasonable reserve for anticipated fees and expenses for closing the transactions contemplated hereby) to the extent reflected in a statement of Special Counsel rendered to the Company at least one Business Day prior to the Closing.

     4.9 PRIVATE PLACEMENT NUMBERS. A Private Placement Number shall have been assigned to the Notes and to the Shares by Standard & Poor's CUSIP Service Bureau.

     4.10 CHANGES IN ORGANIZATIONAL STRUCTURE. The Company shall not have changed its jurisdiction of organization or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other Person other than as contemplated by the Viad Purchase Agreement at any time after the date of this Agreement.

     4.11 DOCUMENTS AND PROCEEDINGS. All proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and all documents and instruments incident thereto shall be satisfactory to the Purchasers and Special Counsel, and the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     4.12 REGISTRATION RIGHTS AGREEMENT. The Company shall have executed the Registration Rights Agreement in the form of EXHIBIT D and the Registration Rights Agreement shall be in full force and effect and the Purchasers shall have received such confirmation thereof as they may reasonably request.

     4.13 ACQUISITION. The transactions contemplated by the Viad Purchase Agreement shall have been consummated on substantially the terms thereof or otherwise on terms satisfactory to the Purchasers, and the Viad Purchase Agreement shall be in full force and effect, and the Purchasers shall have received such confirmation thereof (which may include an opinion of counsel) as they may reasonably request.

     4.14 SECURITYHOLDERS AGREEMENT. The Company and each of the Persons named therein shall have executed the Securityholders Agreement and the Securityholders Agreement shall be in full force and effect, and the Purchasers shall have received such confirmation thereof as they may reasonably request.

     4.15 FORMS OF CERTIFICATES. The certificates representing the Shares shall be in the form of EXHIBITS F-1, F-2 or F-3, as the case may be, and shall not contain any restrictive legends other than the legends set forth on EXHIBIT F or in the Securityholders Agreement.

     4.16 EXECUTIVE AND INVESTOR STOCK AGREEMENTS. The Company and Steven Townes shall have executed the Executive Stock Agreement, and the Company, Gene
Z. Salkind, M.D., Trustee of the Danielle Schwartz Trust UAD 10/1/93, and George Schwartz shall have executed the Investor Stock Agreement, and the Executive Stock Agreement and the Investor Stock Agreement shall each be in full force and effect, and the Purchasers shall have received such confirmation thereof as they may reasonably request.

     4.17 APPOINTMENT OF AGENT FOR SERVICE OF PROCESS. The Purchasers shall have received written evidence satisfactory to them that CT Company has been appointed, and has accepted such appointment, by the Company as its agent for service of process in the State of New York and that CT Company has agreed to provide the Purchasers with not less than 30 days prior notice of any termination of such appointment.

5    REPRESENTATIONS AND WARRANTIES.  The Company represents and warrants that:

     5.1  ORGANIZATION, POWER AND AUTHORITY; CAPITALIZATION.

     (a) Each Member is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is qualified and in good standing in each jurisdiction in which it is required to be qualified to do business (other than those jurisdictions in which the failure to be so qualified or in good standing, individually or in aggregate, could not reasonably be expected to have a Material Adverse Effect). Each Member has all requisite corporate or partnership, as applicable, power and authority to own, operate and lease the property it purports to own, operate or lease and to carry on its business as now being conducted. The Company has all requisite corporate power and authority to execute, deliver and perform each Transaction Document to which it is a party and to issue and sell the Notes and the Shares.

     (b) The authorized capital stock of the Company consists of 200,000 shares of preferred stock, of which 100,000 shares are 10.5% Pay-In-Kind Redeemable Preferred Stock, and 2,000,000 shares of Common Stock, $0.01 par value per share, of which 1,000,000 shares are Class A Voting Common Stock and 1,000,000 shares are Class B Non-Voting Common Stock. Immediately following the Closing, all of the outstanding capital stock of the Company will be validly issued, fully paid and non-assessable and will be owned of record and beneficially, in the amounts and by the Persons as set forth in SCHEDULE 5.1. The Shares when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company or any other Member. Neither the issuance, sale or delivery of the Shares are subject to any preemptive right of stockholders of the Company or to any right of first refusal or other right in favor of any other Person.

     5.2  AUTHORIZATION, ETC.   Each Transaction Document has been duly
authorized by all necessary corporate action on the part of the Company and has been (or will have been as of the Closing Date) duly executed and delivered by an authorized officer of the Company and constitutes (or will constitute upon execution thereof by the Company) the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law).

     5.3 CONFLICTING AGREEMENTS AND OTHER MATTERS. The execution, delivery and performance of the Transaction Documents and the Viad Purchase Agreement by the Company and the offering, issuance and sale of the Securities hereunder do not and will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of any Member under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws or similar organizational documentation, or any other agreement or instrument to which any Member is a party or by which any Member or any of their respective properties are bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to any Member or (iii) violate any provision of any statute or other rule or regulation of any law, Governmental Authority applicable to any Member.

     5.4 GOVERNMENTAL AUTHORIZATIONS, ETC. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the other Transaction Documents or the Viad Purchase Agreement, or the Company's offer, issuance and sale of the Securities.

     5.5 OFFERING OF SECURITIES. Neither the Company nor anyone acting on its behalf has, directly or indirectly, offered the Notes, Shares or any similar securities for sale to, or solicited any offers to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers (or as set forth in the Executive Security Agreements), each of which has been offered the Notes and/or Shares at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes or Shares to the provisions of Section 5 of the Securities Act or to the registration provisions of any securities or Blue Sky law of any applicable jurisdiction. As of the Closing Date, neither the Notes nor the Shares will be of the same class as securities of the Company listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system, within the meaning of Rule 144A.

     5.6 REGULATION G, ETC. None of the proceeds of the sale of the Securities will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR Part 207) or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of such Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of such Board (12 CFR 220). Margin stock does not constitute more than 25% of the value of the assets of the Consolidated Group or of the Company and the Company has no present intention that margin stock will constitute more than 25% of the value of its or the Consolidated Group's assets. As used in this PARAGRAPH 5.7, the terms "MARGIN STOCK" and "PURPOSE
OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation G.

     5.7 EXISTING INDEBTEDNESS. SCHEDULE 5.7 sets forth a complete and correct list of all outstanding Debt of the Consolidated Group as of the Closing Date after consummation of the transactions contemplated by the Viad Purchase Agreement and the Transaction Documents, and a list of each instrument or agreement evidencing or otherwise governing the terms and conditions of such Debt (in each case other than the Notes and the Debt specifically contemplated to be incurred by any Member under the Viad Purchase Agreement). The Company has previously delivered to Special Counsel true, correct and complete copies of each instrument or agreement listed on SCHEDULE 5.7. No Member is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any such Debt and no event or condition exists with respect to any such Debt that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

     5.8  STATUS UNDER CERTAIN FEDERAL STATUTES; FOREIGN ASSET CONTROL.   As of
the Closing Date and after consummation of the transactions contemplated by the Transaction Documents and the Viad Purchase Agreement, no Member shall be subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce
Act,  as amended, or the Federal Power Act, as amended.   Neither the sale of
the Securities hereunder nor the use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

     5.9 FINANCIAL CONDITION. After giving effect to the transactions contemplated hereby, (i) the aggregate present fair saleable value of the assets of the Company will be greater than the amount that will be required to pay the probable liabilities of the Company on its debts, including contingent liabilities, as they become absolute and mature; (ii) the Company has (and has no reason to believe that it will not have) sufficient capital for the conduct of its business as presently conducted; and (iii) the Company does not intend to incur, or believe it has incurred, debts beyond its ability to pay as they mature.

6    REPRESENTATIONS OF THE PURCHASERS.

     (a) Each Purchaser represents that: (i) this Agreement has been duly authorized, executed and delivered by Purchaser and constitutes a valid and legally binding obligation of such Purchaser enforceable in accordance with its terms, and (ii) the execution, delivery and performance of this Agreement by Purchaser does not conflict with, violate or result in the breach of any agreement, instrument, order, judgement, decree, law or governmental regulation to which such Purchaser is a party or by which it is bound.

     (b) Each Purchaser of PIK Preferred Shares or Voting Shares represents that (i) it is an "Accredited Investor" as defined in Regulation D promulgated under the Securities Act and has substantial experience in evaluating and investing in similar private placement transactions, is capable of evaluating the merits and risks of this investment in the Company and has the capacity to protect its own interests, (iii) it understands and acknowledges that the purchase of Securities hereunder represents a speculative investment, and that such Purchaser is able, without impairing its financial condition, to hold such investment for an indefinite period of time and/or to suffer a complete loss of such investment, (iii) it is acquiring the Securities purchased hereunder for its own account with the present intention of holding such Securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws, and (iv) it is aware of and has investigated the Company's business, management and financial condition, has had a satisfactory opportunity to ask questions of, and receive answers from, agents and employees of the Company concerning the business of the Company and the terms and conditions of this transaction and has had access to such other information about the Company as such Purchaser deemed necessary or desirable to reach an informed and knowledgeable decision to purchase the Securities.

     (c) The Purchaser listed on the signature pages hereto under the caption "Hancock Purchaser" (the "HANCOCK PURCHASER") represents that it is an Accredited Investor and that it is purchasing its Securities for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds, in each case for investment and not with a view to the distribution thereof, provided that the disposition of such Purchaser's property shall at all times be within its control. The Company acknowledges that such Purchaser's sale of all or a portion of its Securities to one or more Qualified Institutional Buyers in compliance with Rule 144A would not be a breach of this representation.

     (d) Each Purchaser represents that, with respect to each source of funds to be used by it to pay the purchase price of its Securities (respectively, the "SOURCE"), at least one of the following statements is accurate as of the Closing Date:

          (i) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no "employee benefit plan" (within the meaning of Section 3(3) of ERISA or Section 4975(e)(1) of the Code and treating as a single plan all plans maintained by the same employer or employee organization) with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with the state of domicile of the Purchaser.

          (ii) The Source is either (i) an insurance company pooled separate account and the purchase is exempt in accordance with PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of PTE 91-38 (issued July 21, 1991) and, except as such Purchaser has disclosed to the Company in writing pursuant to this CLAUSE (ii), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (iii) The Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this CLAUSE (iii); or

          (iv) The Source is a "governmental plan" as defined in Title I,
     Section 3(32) of ERISA; or

          (v) The Source is one or more plans or a separate account or trust fund comprised of one or more plans each of which has been identified to the Company in writing pursuant to this CLAUSE (v); or

          (vi) The Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this PARAGRAPH 6, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN", "PARTY IN INTEREST" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

7 INFORMATION AS TO THE COMPANY. So long as any of the Notes or PIK Preferred Shares are outstanding;

     7.1 FINANCIAL AND OTHER REPORTING BY THE COMPANY. The Company will deliver to each Holder of any Note or PIK Preferred Share:

          (i) as soon as practicable, and in any event not more than 30 days after the end of each fiscal month (other than the third month of any fiscal quarter), the unaudited consolidated and consolidating balance sheets of the Consolidated Group as at the end of such quarter and the related unaudited consolidated and consolidating statements of operations, cash flows and stockholders equity of the Consolidated Group for such period and for the fiscal year to date, setting forth, in each case in comparative form, figures for the corresponding period(s) in the preceding fiscal year, all in reasonable detail and in accordance with GAAP, and certified by the chief accounting officer or chief financial officer of the Company as fairly presenting the financial condition of the Consolidated Group as at the dates indicated and the results of its operations and cash flows, in each case for the periods indicated, in conformity with GAAP subject to changes resulting from normal year-end adjustments;

          (ii) as soon as practicable, and in any event not more than 45 days after the end of each fiscal quarter (other than the fourth quarter), the unaudited consolidated and consolidating balance sheets of the Consolidated Group as at the end of such quarter and the related unaudited consolidated and consolidating statements of operations, cash flows and stockholders equity of the Consolidated Group for such period and for the fiscal year to date, setting forth, in each case in comparative form, figures for the corresponding period(s) in the preceding fiscal year, all in reasonable detail and in accordance with GAAP, and certified by the chief accounting officer or chief financial officer of the Company as fairly presenting the financial condition of the Consolidated Group as at the dates indicated and the results of its operations and cash flows, in each case for the periods indicated, in conformity with GAAP subject to changes resulting from normal year-end adjustments;

          (iii) as soon as practicable, and in any event not more than 90 days after the end of each fiscal year of the Company, the audited consolidated and unaudited consolidating balance sheet of the Consolidated Group as of the end of such year and the related audited consolidated and unaudited consolidating statements of operations, cash flows and stockholders equity of the Consolidated Group for such year, and setting forth in each case in comparative form, corresponding figures for the preceding fiscal year, all in reasonable detail and in accordance with GAAP and accompanied (A) by an opinion thereon of the Approved Auditor, which opinion shall be without limitation as to the scope of the audit and shall state that such consolidated financial statements present fairly in all material respects the consolidated financial condition of the Consolidated Group as at the dates indicated and the results of their consolidated operations and cash flows for the periods indicated in conformity with GAAP and that the examination by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and provides a reasonable basis for such opinion and (B) a certificate of the Approved Auditor stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that the Approved Auditor shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless the Approved Auditor should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit);

          (iv) promptly and in any event within 5 days after (A) any Senior Officer obtains knowledge of the existence of any Default or Event of Default or (B) any Holder gives notice to the Company or takes any other action with respect to a claimed Default or Event of Default under this Agreement, or (C) any Person gives any notice to any Member or takes any other action with respect to a claimed default or event or condition of the type referred to in CLAUSE (iv) of PARAGRAPH 10, an Officer's Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such Holder or Person and the nature of such claimed Default, Event of Default, event or condition, and what action the Company has taken, is taking or proposes to take with respect thereto;

          (v) promptly, and in any event within 5 days after any Senior Officer obtains knowledge of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or any ERISA Affiliate proposes to take with respect thereto:

               (A) with respect to any Plan, any reportable event, as defined in Section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

               (B) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under
           Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by any Member or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

               (C) any event, transaction or condition that could result in the incurrence of any liability by any Member or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of any Member or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, is reasonably expected to have a Material Adverse Effect;

          (vi) (A) promptly upon their becoming available, copies of (i) all financial statements, proxy statements, notices and reports as any Member shall send or make available to its security holders generally and (ii) all registration statements (with exhibits), prospectuses and all regular or periodic reports which it files with the SEC or any stock exchange and of all press releases and other statements made available generally by any Member to the public concerning material developments and (B) promptly after receipt thereof, copies of any reports, statements and notices any Member may receive in accordance with Section 13(d) or 14(d) of the Exchange Act or the rules and regulations of any stock exchange; and

          (vii) with reasonable promptness, such other information and data relating to the business, operations, affairs, financial condition, assets or properties of the Consolidated Group or any Member or relating to the ability of the Company to perform their obligations under the Transaction Documents or relating to the ability of any Member to comply with the terms of the Transaction Documents as may from time to time be reasonably requested by any Holder.

     7.2 INFORMATION REQUIRED BY RULE 144A. The Company will, upon the request of any Holder of a Note or PIK Preferred Share provide to such Holder, and any Qualified Institutional Buyer designated by such Holder, such financial and other information as such Holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A in connection with a resale or proposed resale of any of the Securities.

     7.3 COMPLIANCE WITH SMALL BUSINESS INVESTMENT ACT. The Company shall and shall cause each Member to provide CIBC Wood Gundy Ventures, Inc. ("CIBC-WGV") with sufficient information to comply with its obligations under the Small Business Investment Company Act of 1958, as amended, and the regulations promulgated thereunder. The Company shall and shall cause each Member to provide CIBC-WGV and the United States Small Business Administration with access to its books and records for the purpose of verifying that the proceeds of CIBC-WGV's investment hereunder is not used for any purpose for which a Small Business Investment Company is prohibited from providing funds by the Small Business Investment Act of 1958, as amended, and the regulations promulgated thereunder (including Title 13, Code of Federal Regulations,

Section 107.901). As long as CIBC-WGV holds any Shares or any securities issued in exchange therefore, the Company shall notify CIBC-WGV (a) at least 15 days prior to taking any action after which the record holders of the Company's capital stock would be increased from fewer than 50 to 50 or more, and (b) of any other action or occurrence after which the record holders of the Company's capital stock was increased (or would increase) from fewer than 50 to 50 or more, as soon as practicable after the Company becomes aware that such other action has occurred or is proposed to occur.

     7.4 INSPECTION OF PROPERTY. The Company shall permit the representatives of any Holder that is an Institutional Investor:

     (a) if no Default or Event of Default then exists, at the expense of such Holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Consolidated Group with the officers of the general partner of the Company and, with the consent of the Company, which consent will not be unreasonably withheld or delayed, the independent public accountants of the Company and, with the consent of the Company, which consent will not be unreasonably withheld or delayed, to visit the offices of each Member, all at such reasonable times and as often as may be reasonably requested in writing; and

     (b) if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of any Member, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of each Member), all at such times and as often as may be requested.

8    PREPAYMENT, REPAYMENT AND REDEMPTION.  The Notes may be prepaid only under the circumstances set forth in PARAGRAPH 8.2 and shall be repaid in accordance with PARAGRAPH 8.1 and upon any acceleration of final maturity as provided in PARAGRAPH 11.1.

     8.1 SCHEDULED REPAYMENT OF NOTES. The Company shall on March 31, 2010 repay in full all unpaid principal of the Notes at 100% of the principal amount so repaid, plus accrued and unpaid interest thereon.

     8.2 OPTIONAL PREPAYMENT OF NOTES. The Company may prepay the Notes in full at any time at 100% of the principal amount so prepaid, plus interest accrued thereon to the Settlement Date; provided that the Company's right to prepay the Notes under this PARAGRAPH 8.2 is expressly conditioned upon the redemption of the PIK Preferred Shares in full in accordance with the Certificate of Incorporation on such Settlement Date. The Company shall give each Holder irrevocable written notice of any prepayment to be made pursuant to this PARAGRAPH 8.2 at least 30 days, and not more than 60 days, prior to the Settlement Date, specifying the Settlement Date. Upon the giving of such notice, the principal amount of the Notes, together with interest accrued and unpaid thereon to the Settlement Date shall become due and payable on the Settlement Date.

     8.3 MATURITY; SURRENDER, ETC. In the case of prepayment of Notes pursuant to PARAGRAPH 8.2, the principal amount of each Note to be prepaid shall mature and become due and payable on the Settlement Date, together with interest on such principal amount accrued to such date. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid or repaid Note.

     8.4 PURCHASE, REDEMPTION AND RETIREMENT OF NOTES AND PIK PREFERRED SHARES. The Company shall not, and shall not permit any of its Affiliates to, (i) prepay or otherwise retire any

Note prior to its stated maturity (other than by prepayment pursuant to PARAGRAPH 8.2 or upon acceleration of final maturity pursuant to PARAGRAPH 11.1), or purchase or otherwise acquire, directly or indirectly, any Note or
(ii) redeem or otherwise retire any PIK Preferred Share prior to March 31, 2010 (other than by optional redemption pursuant to Section 4(b) of the Certificate of Incorporation or mandatory redemption pursuant to Section 4(b)(ii) or (iii) of the Certificate of Incorporation), or purchase or otherwise acquire, directly or indirectly, any PIK Preferred Share, unless, in either event, the Company or such Affiliate shall have offered to prepay, redeem or otherwise retire, purchase, redeem or otherwise acquire, as the case may be, all Notes and PIK Preferred Shares held by each other Holder at the time outstanding upon the same terms and conditions. Any such offer shall provide each Holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 5 Business Days. If the Required Holders accept such offer, the Company shall promptly notify the remaining Holders of such fact and the expiration date for the acceptance by Holders of such offer shall be extended by the number of days necessary to give each such Holder at least 5 Business Days from its receipt of such notice to accept such offer. No Notes or PIK Preferred Shares so prepaid, redeemed or otherwise retired or purchased or otherwise acquired by the Company or any of its Affiliates shall thereafter be reissued or deemed to be outstanding for any purpose under this Agreement.


9    AFFIRMATIVE COVENANTS.

     The Company covenants that so long as any Note or PIK Preferred Share is outstanding;

     9.1 COMPLIANCE WITH LAWS, ETC. Each Member will comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including, without limitation, the Occupational Safety and Health Act of 1970, as amended, ERISA and all Environmental Laws), and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its businesses, in each case to the extent necessary to ensure that any non-compliance with such laws, ordinances or governmental rules or regulations or any failure to obtain or maintain in effect such licenses, permits, franchises and other governmental authorizations does not, and could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     9.2 INSURANCE. Each Member will maintain, with financially sound and reputable insurers, rated at least A or A+ by A.M. Best, insurance with respect to its properties and business of such types and in such forms and amounts (including deductibles, co-insurance and self-insurance if adequate reserves are maintained with respect thereto) and against such risks as are reasonable and prudent in the circumstances and as are customarily insured against by Persons of like size, and with an established reputation engaged in the same or similar business and similarly situated.

     9.3 MAINTENANCE OF PROPERTIES AND LEASES. Each Member will (i) maintain all its properties in good repair and working order and condition (other than ordinary wear and tear) so that the business carried on in connection therewith may be properly conducted at all times and from time to time make or cause to be made all appropriate repairs, renewals, replacements, additions and improvements thereof as needed, provided that this PARAGRAPH 9.3 shall not prevent any Member from discontinuing the operation or maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii) comply in all material respects with the provisions of all leases or licenses under which it leases or licenses any such properties to the extent necessary to ensure that any such non-compliance with such leases or licenses could not reasonably be expected to have a Material Adverse Effect.

     9.4 CORPORATE EXISTENCE, ETC. Except as otherwise specifically permitted by this Agreement, each Member will at all times preserve and keep in full force and effect its separate legal existence and all its Material rights and franchises, and qualify and maintain its qualification to do business and good standing in any jurisdiction, except in each case where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     9.5  PAYMENT OF TAXES AND CLAIMS.

     (a) Each Member will file all tax returns required to be filed in any jurisdiction and pay all Taxes shown to be due and payable on such returns and all other Taxes imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income, sales and services, or profits when the same become due and payable, but in any event before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which have or might become a Lien upon any of its properties or assets, provided, that no such Tax or claim need be paid if
(a) it is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, and (b) the failure to pay such Tax or claim could not reasonably be expected, if such contest were adversely determined, individually or in the aggregate, to have a Material Adverse Effect.

     (b) No Member will consent to or permit the filing of or be a party to any consolidated income tax return on its behalf with any Person (other than a consolidated return that includes solely the Consolidated Group).

     9.6 SCOPE OF BUSINESS. No Member will engage to a substantial extent in any business other than the business engaged in by it on the close on business on the Closing Date, and businesses reasonably related thereto or in furtherance thereof.

     9.7 USE OF PROCEEDS. The Company will use the proceeds of the sale of the Securities to pay, in part the purchase price under the Viad Purchase
Agreement, and to pay related costs and expenses, and not for any purpose which would violate any applicable law or governmental regulation or which is otherwise prohibited under PARAGRAPH 5.7.

     9.8 ENVIRONMENTAL COMPLIANCE. Each Member will (i) obtain and maintain all permits, licenses, and other authorizations that are required of it under all Environmental Laws other than those which the failure to obtain or maintain, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (ii) comply with all terms and conditions of all such permits, licenses, and authorizations and with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in all Environmental Laws or in any regulation, ordinance or code applicable to such Member and any, plan, order, decree, judgment, injunction, notice, or demand letter issued, entered, promulgated, or approved thereunder directly applicable to such Member, except to the extent of any noncompliance which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (iii) operate all property owned or leased by it such that no claim or obligation, including a clean-up obligation, which, individually or in the aggregate, with all such other obligations could reasonably be expected to have a Material Adverse Effect, shall arise under any Environmental Law, and if any claim is made against it or any such obligation shall arise under any Environmental Law, it shall at its own cost and expense, timely satisfy such claim or obligation, provided no such claim or obligation need be satisfied for so long as (A) it is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and (B) such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor.

     9.9 MAINTENANCE OF BOOKS AND RECORDS. Each Member will: (i) keep proper records and books of account with respect to its business activities in which proper entries are made in the ordinary course of all dealings or transactions of or in relation to its business and affairs; (ii) set up on its books adequate reserves with respect to all Taxes, assessments, charges, levies and claims; and (iii) set up on its books reserves against doubtful accounts receivable, advances and all other proper reserves (including reserves for depreciation, obsolescence or amortization of its property). All determinations pursuant to this PARAGRAPH 9.9 shall be made in accordance with, or as required by, GAAP in order to fairly reflect all of the Consolidated Group's financial transactions.

     9.10 PREEMPTIVE RIGHTS. If the Company proposes to issue any shares of Common Equity or Convertible Securities to any Person other than in a Qualified Public Offering, the Company shall offer to sell to the Purchasers such number of shares of Common Equity or Convertible Securities as is equal to the percentage obtained by multiplying 100 times the decimal obtained by dividing the number of Shares owned by a Purchaser by the total number of shares of Common Equity outstanding on a fully diluted basis.

     9.11 AMENDMENT TO CERTIFICATE OF INCORPORATION. The Company may not amend or modify the provisions of its Certificate of Incorporation without the prior written consent of the Required Holders.

10 EVENTS OF DEFAULT.

     If any of the following events shall occur or conditions shall exist for any reason whatsoever, and whether such occurrence or condition shall be voluntary or involuntary or come about or be effected by operation of law or otherwise, such occurrence or condition shall constitute an "EVENT OF DEFAULT":

          (i) the Company defaults in the payment of any principal of any Note or interest thereon when the same shall become due and payable, whether by the terms thereof or otherwise as provided by the terms of this Agreement; or

          (ii) the Company fails to redeem any PIK Preferred Shares or to pay dividends thereon in accordance with the terms of the Certificate of Incorporation; or

          (iii) any representation or warranty made in writing by the Company in any Transaction Document or in any writing furnished at Closing in connection with any Transaction Document proves to have been false or incorrect in any Material respect on the date as of which made; or

          (iv) with respect to any Debt, other than the Debt represented by the Notes or the PIK Preferred Shares, any Member (A) defaults (whether as primary obligor or guarantor or surety) in any payment of principal of, premium, if any, make-whole amount or interest on any such Debt, the outstanding principal amount of which exceeds $500,000 in the aggregate, beyond any period of grace provided with respect thereto, or (B) fails to perform or observe any other agreement, term or condition contained in any agreement under which such Debt is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such default or other event is to cause, or to permit the holder or holders of such Debt (or a trustee on behalf of such holder or holders) to declare such Debt to become due or to be required to be redeemed or repurchased prior to any stated maturity or regularly scheduled dates of payment, or (C) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into Equity Interests), (x) any Member has become obligated to purchase or repay or redeem an aggregate outstanding principal amount of $500,000 or more of Debt before its regular maturity or before its regularly scheduled dates of payment or redemption, or (y) one or more Persons have the right to require any Member so to purchase or repay such Debt (other than the right to demand repayment of any Debt payable by its terms on demand);

          (v) any Member fails to perform or observe any covenant contained in PARAGRAPH 7.1(iv), 9.4 or 9.7;

          (vi) the Company fails to perform or observe any other agreement, term or condition of any of the Transaction Documents applicable to it and such failure shall not be remedied within 30 days; or

          (vii) the Company voluntarily or involuntarily suspends or discontinues operation or liquidates all or substantially all of its assets; or

          (viii) any Member (A) is generally not paying, or admits in writing that it is not able to pay, its debts as such debts become due; or (B) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction; or (C) makes an assignment for the benefit of its creditors; or (D) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property; (E) is adjudicated insolvent or to be liquidated or (F) takes corporate action for the purpose of any of the foregoing; or

          (ix) a Governmental Authority enters an order appointing, without the consent of such Member, a custodian, receiver, trustee or other officer with similar powers with respect to such Member or with respect to any substantial part of the property of such Member, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of any Member without the consent of such Member and such order remains unstayed and in effect for 60 days; or

          (x) a final judgment or judgments for the payment of money aggregating in excess of $500,000 is rendered against any Member and within 60 days thereof such judgment or judgments are not bonded or discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment or judgments are not discharged; or

          (xi) if (A) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (B) a notice of intent to terminate (other than a notice of a "standard termination" as defined in Section 4041(b) of ERISA) any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified any Member or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (C) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $500,000, (D) any Member or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (E) any Member or any ERISA Affiliate withdraws from any Multiemployer Plan, or (F) any Member establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of any Member thereunder; and any such event or events described in CLAUSES (A) through (F) above, either individually or together with any other such event or events, could reasonably be expected to result in a Material Adverse Effect. As used in this CLAUSE (xi), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in Section 3 of ERISA; or

          (xii)  a Change in Control shall have occurred.

11   REMEDIES ON DEFAULT, ETC.

     11.1  ACCELERATION.

     (a) If any Event of Default has occurred, the Required Holders may, at their option, elect to simultaneously (i) declare the Notes to be, and each Note shall thereupon be immediately due and payable at 100% of the principal amount thereof together with all interest accrued thereon, and (ii) require the immediate redemption of the PIK Preferred Shares in full in accordance with
Section 4(b)(ii) of the Certificate of Incorporation for the redemption price set forth therein, in each case without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Company; provided however that if an Event of Default with respect to the Company described in CLAUSE
(viii) of PARAGRAPH 10 has occurred, the Required Holders shall conclusively be deemed to have elected to take the actions described in CLAUSES (i) and (ii) above.

     (b) If an Event of Default specified in CLAUSE (i) of PARAGRAPH 10 has occurred with respect to any Note, the Holder thereof, whether or not the Required Holders have declared the Senior Securities to be due and payable or redeemable pursuant to the immediately preceding SUBPARAGRAPH (a), may declare such Note to be immediately due and payable at 100% of the principal amount thereof together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Company.

     (c) If an Event of Default specified in CLAUSE (ii) of PARAGRAPH 10 has occurred with respect to any PIK Preferred Share, the Holder thereof, whether or not the Required Holders have declared the Senior Securities to be due and payable or redeemable pursuant to the preceding SUBPARAGRAPH (a), may require the immediate redemption of such PIK Preferred Share in full in accordance with
Section 4(b)(iii) of the Certificate of Incorporation for the redemption price set forth therein, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Company.

     11.2 OTHER REMEDIES. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Senior Securities shall have become or have been declared immediately due and payable or redeemable under PARAGRAPH 11.1, the Required Holders may proceed to protect and enforce the rights of the Holders by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Senior Security, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

]

     11.3 RESCISSION OF ACCELERATION. At any time after the Notes shall have been declared immediately due and payable and the PIK Preferred Shares shall be redeemable pursuant to SUBPARAGRAPH (a) OR (b) OF PARAGRAPH 11.1, and provided that no Event of Default with respect to the Company under CLAUSE (viii) of PARAGRAPH 10 has occurred, the Required Holders may, by written notice to the Company, rescind and annul any such election. No such rescission or annulment shall extend to or affect any subsequent Default or Event of Default or impair any right arising therefrom.

     11.4 NOTICE OF ACCELERATION OR RESCISSION. Whenever any Note shall be declared immediately due and payable and the PIK Preferred Shares redeemable pursuant to PARAGRAPH 11.1, or any such declaration under PARAGRAPH 11.1 shall be rescinded and annulled pursuant to PARAGRAPH 11.3, the Company shall forthwith give written notice thereof to each other Holder at the time outstanding, provided, the failure to give such notice shall not affect the validity of any such declaration, rescission or annulment.

     11.5 NO WAIVERS OR ELECTION OF REMEDIES. No course of dealing or failure or delay by any Holder in exercising any right, power or remedy under a Transaction Document or any other document executed in connection therewith shall operate as a waiver thereof or otherwise prejudice such Holder's rights, powers or remedies, nor shall any single or partial exercise of any such right or remedy preclude any other right or remedy hereunder or thereunder. No right, power or remedy conferred by this Agreement, any Note or the Certificate of Incorporation, or upon any Holder, shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under PARAGRAPH 14, the Company will pay to the holder of each Note or PIK Preferred Share, on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this PARAGRAPH 11, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

12   REGISTRATION, TRANSFER, EXCHANGE AND REPLACEMENT OF NOTES.

     12.1 REGISTRATION. The Notes are to be issued and are transferable in whole or in part as registered Notes without coupons in denominations of at least $100,000, except as may be necessary to reflect any remaining principal amount less than $100,000 and may be exchanged for one or more Notes of any authorized denomination and like class and like aggregate outstanding principal amount. The Company shall keep at the principal executive office of the Company a register in which the Company shall record the registrations of the Notes and the names and addresses of the Holders from time to time and all transfers thereof. The Company shall provide any Holder, promptly upon request, a complete and correct copy of the names and addresses of the then Holders. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and Holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.

     12.2 TRANSFER AND EXCHANGE. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, within 5 Business Days, at the Company's expense (except as provided below), one or more new Notes (as requested by the Holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of EXHIBIT A. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a Holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in PARAGRAPH 6.

     12.3 REPLACEMENT. Upon receipt of written notice from a Holder of the loss, theft, destruction or mutilation of a Note and, in the case of any such loss, theft or destruction, upon receipt of an indemnification agreement of such Holder (and, in the case of a Holder which is not a Institutional Investor, with such security as may be reasonably requested by the Company) satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver, within 5 Business Days, a new Note, at its expense, of like class and tenor, in lieu of the lost, stolen, destroyed or mutilated Note, and each new Note will bear interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or if no interest has been paid thereon, the date of such lost, stolen, destroyed or mutilated Note.

13.  PAYMENTS.

     13.1 HOME OFFICE PAYMENT. The Company agrees that, so long as a Purchaser shall hold any Notes or PIK Preferred Shares, all payments in respect of such Notes or PIK Preferred Shares, required by the terms thereof or otherwise by this Agreement, will be made in compliance with the applicable terms thereof and hereof by wire transfer to such Purchaser of immediately available funds for credit to the account or accounts as specified in SCHEDULE A for such Purchaser, or such other account or accounts in the United States as a Purchaser may designate in writing, notwithstanding any contrary provision in this Agreement or the Notes or the Certificate of Incorporation, with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made and of the date to which interest has been paid. The Company agrees to afford the benefits of this PARAGRAPH 15.1 to any Holder which shall have made the same agreement in writing as the Purchasers have made in this PARAGRAPH 15.1.

     13.2 NO DEDUCTION OR SET-OFF. The obligation of the Company to pay principal, interest, dividends, liquidation value and any other amounts under the Transaction Documents owed by the Company shall be absolute and unconditional and shall not be affected by any circumstances, including without limitation any set-off, counterclaim, recoupment, defense or other right which the Company may have against a Purchaser or any Holder for any reason whatsoever.

     13.3 SENIOR SECURITIES ARE PARI PASSU. In the event of the Sale of the Company or the liquidation, dissolution or winding up of the Company or in any reorganization or recapitalization of the Company (including pursuant to a bankruptcy of the Company or its Subsidiaries), each Holder of Notes and PIK Preferred Shares shall be entitled to be paid, on a pari passu basis (notwithstanding any term of the contrary herein, or in the Notes, the Certificate of Incorporation or the Company's Certificate of Incorporation, and notwithstanding the designation of one instrument as "debt" and the other as "equity") before any distribution or payment is made upon the Common Stock, consideration in an amount equal to the aggregate sum of the Liquidation Value and/or the principal amount of the Senior Securities held by such Holder (plus all unpaid dividends and interest which have accrued or been declared thereon) (the "SENIOR SECURITY PREFERENCE AMOUNT"). If upon any such Sale of the Company or the liquidation, dissolution or winding up of the Company, the Company's assets to be distributed among the holders of the Senior Securities are insufficient to permit payment of the Senior Security Preference Amount, then the entire consideration to be distributed to the holders of Senior Securities shall be distributed pro rata among such holders on a pari passu basis (notwithstanding any term to the contrary herein, or in the Notes, the Certificate of Incorporation or the Company's Certificate of Incorporation, and notwithstanding the designation of one instrument as "debt" and the other as "equity") based upon the sum of the Liquidation Value and principal amount (plus all unpaid dividends and interest which have accrued or been declared thereon) of the Senior Securities held by each such Holder relative to the aggregate sum of the Liquidation Value and principal amount of all Senior Securities then outstanding. In the event of any bankruptcy, recapitalization or reorganization of the Company, the Holders of the Notes shall use reasonable efforts to provide the Holders of PIK Preferred Shares representation (along with the Holders of the Notes), based on such Holders pro rata share of the aggregate sum of the Liquidation Value and principal amount of all Senior Securities then outstanding, or any Creditors Committee or other formal or informal group representing Holders of Notes, it being the irrevocable agreement and understanding that the Notes and the PIK Preferred Shares are, in any such scenario, to be treated as one and the same class of securities, with all holders of such Senior Securities entitled to share in all the rights, privileges and preferences that any Holder of Notes may have, notwithstanding the designation of one instrument as "debt" and the other as "equity."

     13.4 SHARING OF PAYMENTS. If any Holder of a Note or of PIK Preferred Shares (a "PIK HOLDER") shall obtain at any time any cash payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) (a) on account of principal, interest, dividends, liquidation value under its Note or PIK Preferred Shares (collectively, the "PIK OBLIGATIONS") in excess of its ratable share (according to the proportion of (i) the amount of such PIK Obligations due and payable to such PIK Holder at such time to (ii) the aggregate amount of the PIK Obligations due and payable to all PIK Holders under the Notes and the PIK Preferred Shares at such time) of payments on account of the PIK Obligations due and payable to all PIK Holders under the Notes and the PIK Preferred Shares at such time obtained by all the PIK Holders at such time or (b) on account of PIK Obligations owing (but not due and payable) to such PIK Holder under the PIK Notes and the PIK Preferred Shares at such time in excess of its ratable share (according to the proportion of (i) the amount of such PIK Obligations owing to such PIK Holder at such time to
(ii) the aggregate amount of the PIK Obligations owing (but not due and payable) to all PIK Holders under the PIK Notes and the PIK Preferred Shares at such time) of payments on account of the PIK Obligations owing (but not due and payable) to all PIK Holders under the PIK Notes and the PIK Preferred Shares at such time obtained by all of the PIK Holders at such time, such PIK Holder shall forthwith purchase from the other PIK Holders such participation in the PIK Obligations due and payable or owing to them, as the case may be, as shall be necessary to result in all PIK Holders receiving their ratable share of payments on account of PIK Obligations. The Company agrees that any PIK Holder so purchasing a participation from another PIK Holder pursuant to this PARAGRAPH 13.4 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such PIK Holder were the direct creditor of the Company in the amount of such participation.

14   EXPENSES.

     Whether or not the transactions provided for hereby shall be consummated, the Company will pay on demand and save each Purchaser and each Holder harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions and in connection with any subsequent or proposed modification of, or waiver or consent under or in respect of, the Transaction Documents, whether or not such transactions are consummated or modification shall be effected or consent or waiver granted ("EXPENSES"), including (i) the reasonable fees and expenses of Special Counsel and its agents and of any other special or local counsel or other special advisers engaged and reasonably required by the Purchasers in connection with the transactions contemplated by this Agreement; provided the Company shall not be liable for the fees and expenses of more than one Special Counsel in any single matter,
(ii) the costs of obtaining the private placement numbers from Standard & Poor's Ratings Group for the Securities, (iii) the costs and expenses, including reasonable attorneys' fees and the fees of any other special or financial advisers, incurred in enforcing and defending and, during the continuance of a Default or after the occurrence of an Event of Default, monitoring or evaluating any rights under the Transaction Documents (including, without limitation, any costs, expenses or fees incurred in connection with perfecting or maintaining perfection of any Lien now or hereafter existing in favor of the Purchasers or any Holder as security for the obligations of the Company under the Transaction Documents or maintaining or protecting the collateral which is the subject of such Lien) or in responding to any subpoena or other legal process or informal investigation issued in connection with the Transaction Documents or the transactions provided for hereby or thereby or by reason of a Purchaser or any Holder having acquired any of its Securities, and
(iv) costs and expenses, including financial advisors fees, incurred in connection with any bankruptcy or insolvency of any Member or in connection with any workout or restructuring of any of the transactions contemplated by the Transaction Documents. The Company will pay and will save each Purchaser and each Holder from all claims in respect of any fees, costs or expenses, if any, of any brokers and finders not retained by such Purchaser or Holder. The obligations of the Company under this PARAGRAPH 14 shall survive the transfer of any of its Securities or any interest therein by a Purchaser or any Holder and the payment of any Notes.

15.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

     All representations and warranties contained in any Transaction Document or made in any other writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of such Transaction Document or other writing, the transfer by a Purchaser of any Notes or PIK Preferred Shares or portion thereof or interest therein and the payment or redemption of any Notes or PIK Preferred Shares and may be relied upon by any Holder as having been true when made, regardless of any investigation made at any time by or on behalf of the Purchasers or any Holder. All statements contained in any certificate or other instrument delivered by or on behalf of the Company, any Subsidiary pursuant to any Transaction Document shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, the Transaction Documents embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

16.  AMENDMENT AND WAIVER.

     16.1 REQUIREMENTS. This Agreement, the Notes and the Certificate of Incorporation may be amended, and the observance of any term hereof or of the Notes or the Certificate of Incorporation may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (i) no amendment or waiver of any of the provisions of PARAGRAPHS 1, 2, 3, 4, or 5 hereof, or any defined term (as it is used therein), will be effective as to any Holder unless consented to by such Holder in writing, (ii) no such amendment or waiver may, without the written consent of each Holder affected thereby, (A) subject to the provisions of PARAGRAPH 11 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal or Liquidation Value of, or reduce the rate or change the time of payment or method of computation of interest or dividends on, the Senior Securities, (B) change the percentage of the principal amount or the Liquidation Value of the Senior Securities the Holders of which are required to consent to any such amendment or waiver or (C) amend any of PARAGRAPHS 8, 10(i), 11 or 16, and (iii) no substantive modification of the terms of the Notes may be effected without also effecting a similar modification to the Certificate of Incorporation for the PIK Preferred Shares, and no substantive modification of the Certificate of

Incorporation for the PIK Preferred Shares may be effected without also effecting a similar modification to the Notes.

     16.2   SOLICITATION OF HOLDERS.

     16.2.1 SOLICITATION. The Company will provide each Holder (irrespective of the amount of Notes or Shares then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions of any Transaction Document. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this PARAGRAPH 16.2 to each Holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the Required Holders.

     16.2.2 PAYMENT. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee, expense (other than such Holder's Expenses) or otherwise, or grant any security, to any Holder as consideration for or as an inducement to the entering into by any Holder of any waiver or amendment of any of the terms and provisions of any Transaction Document unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder whether or not such Holder consented to such waiver or amendment.

     16.3   BINDING EFFECT, ETC.

     Any amendment or waiver consented to as provided in this PARAGRAPH 16 applies equally to all Holders and is binding upon them and upon each future Holder and upon the Company without regard to whether any Note or PIK Preferred Share has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any Holder nor any delay in exercising any rights hereunder or under any Senior Security shall operate as a waiver of any rights of any such Holder.

17.  NOTICES.

     All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or
(b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

          (i) if to a Purchaser or its nominee, to it at the address specified for it for such communications in SCHEDULE A, or at such other address as such Purchaser shall have specified to the Company in writing,

          (ii) if to a Holder of a Note, to such Holder at such address or fax number as is then specified for such Holder in the Note register referenced in PARAGRAPH 12,

          (iii) if to a Holder of Shares, to such Holder at such address or fax number as is then specified for such Holder in the Company Stock Records or such other address or fax number as such Holder shall have specified to the Company in writing, or

          (iv) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of President, or at such other address or fax number as the Company shall have specified to each Holder in writing.

Notices given in accordance with this PARAGRAPH 17 will be deemed given upon the earlier of actual receipt or the second Business Day after dispatch.

18   REPRODUCTION OF DOCUMENTS.

     Any Transaction Document and any documents relating thereto, including, without limitation, (i) consents, waivers and modifications that may hereafter be executed, (ii) documents received by the Purchasers at the Closing (except the Notes), and (iii) financial statements, certificates (other than certificates representing Shares) and other information previously or hereafter furnished to the Purchasers, may be reproduced by any Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the Purchasers may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This PARAGRAPH 18 shall not prohibit the Company or any Holder from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

19   SUBSTITUTION OF PURCHASER.

     Each Purchaser has the right to substitute any one of its Affiliates as the purchaser of the Securities that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by such Purchaser and its Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in PARAGRAPH 6. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to the original Purchaser all of the Securities then held by such Affiliate, upon receipt by the Company of notice of such transfer, such Purchaser shall have all the rights of a Purchaser.

20   MISCELLANEOUS.

     20.1 SUCCESSORS AND ASSIGNS. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent Holder) whether so expressed or not; provided, that except as expressly permitted by this Agreement, the Company may not delegate the performance of any of its obligations hereunder.

     20.2 PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

     20.3 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     20.4 CONSTRUCTION. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     20.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     20.6 DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     20.7 GOVERNING LAW. THIS AGREEMENT IS TO BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY LAWS OR RULES RELATING TO CONFLICTS OF LAWS THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK).

     20.8 CONSENT TO JURISDICTION AND SERVICE AND WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY HEREBY ABSOLUTELY AND IRREVOCABLY CONSENTS AND SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF ANY FEDERAL COURT LOCATED IN SAID JURISDICTION IN CONNECTION WITH ANY ACTIONS OR PROCEEDINGS BROUGHT AGAINST IT BY ANY HOLDER ARISING OUT OF OR RELATING TO ANY OF THE TRANSACTION DOCUMENTS AND HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY HEREBY WAIVES AND AGREES NOT TO ASSERT IN ANY SUCH ACTION OR PROCEEDING, IN EACH CASE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (A) IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, (B) IT IS IMMUNE FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO IT OR ITS PROPERTY, (C) ANY SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, OR (D) SUCH TRANSACTION DOCUMENT MAY NOT BE ENFORCED IN OR BY ANY SUCH COURT. IN ANY SUCH ACTION OR PROCEEDING, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY HEREBY ABSOLUTELY AND IRREVOCABLY WAIVES TRIAL BY JURY AND PERSONAL IN HAND SERVICE OF ANY SUMMONS, COMPLAINT, DECLARATION OR OTHER PROCESS AND HEREBY ABSOLUTELY AND IRREVOCABLY AGREES THAT THE SERVICE MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO IT AT ITS ADDRESS SET FORTH IN OR FURNISHED PURSUANT TO THE PROVISIONS OF THIS AGREEMENT, OR BY ANY OTHER MANNER PROVIDED BY LAW. ANYTHING HEREINBEFORE TO THE CONTRARY NOTWITHSTANDING, ANY HOLDER MAY SUE THE COMPANY IN ANY OTHER APPROPRIATE JURISDICTION AND ANY PARTY MAY SUE ANY OTHER PARTY ON A JUDGMENT RENDERED BY ANY COURT PURSUANT TO THE PROVISIONS OF THE FIRST SENTENCE OF THIS PARAGRAPH 20.8 IN THE COURTS OF ANY COUNTRY, STATE

OF THE UNITED STATES OR PLACE WHERE SUCH OTHER PARTY OR ANY OF ITS PROPERTY OR ASSETS MAY BE FOUND OR IN ANY OTHER APPROPRIATE JURISDICTION.

     20.9 TERMINATION. This Agreement and the rights of the Holders and the obligations of the Company hereunder shall not terminate until each of the Notes, including all principal, interest and interest on overdue interest has been indefeasibly paid in full and all Expenses and all other amounts owed to any Purchaser or any Holder pursuant to the terms of any Transaction Document have been indefeasibly paid in full.

     20.10 COMPLIANCE BY SUBSIDIARIES. The Company, as the holder of the Equity Interests of its Subsidiaries, shall cause such meetings to be held, votes to be cast, resolutions to be passed, by-laws to be made and confirmed, documents to be executed and all other things and acts to be done to ensure that, at all times, the provisions of this Agreement relating to its Subsidiaries are complied with.

                         [SIGNATURES FOLLOW ON PAGE 24]

     If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon this letter shall become a binding agreement, executed under seal between you and the Company.

                                             Very truly yours,

                                             RANGER AEROSPACE CORPORATION



                                             By:  /s/ STEPHEN D. TOWNES
                                                ---------------------------
                                                Name: STEPHEN D. TOWNES
                                                Title: President and CEO


The foregoing Agreement is hereby
accepted as of the date first above written.

HANCOCK PURCHASER:
------------------

JOHN HANCOCK MUTUAL LIFE
   INSURANCE COMPANY


By:      /s/ D. DANA DONOVAN
   --------------------------------
   Name: D. DANA DONOVAN
   Title: Senior Investment Officer

CIBC PURCHASER:
---------------

CIBC WOOD GUNDY VENTURES, INC.

By:    /s/ LORI KOFFMAN
   ------------------------
   Name: LORI KOFFMAN
   Title: Managing Director

RANDOLPH STREET PARTNERS II


By: /s/ WILLIAM S. KIRSCH
   ----------------------
          partner


  /s/ GREGG L. ENGLES
-------------------------
GREGORY ENGLES

                                                                       EXHIBIT A


                          RANGER AEROSPACE CORPORATION

                       10.5% PIK Note due March 31, 2010


PPN 75218@ AA 8
No. ___                                                         _________, ____
$_______________


     FOR VALUE RECEIVED, the undersigned, RANGER AEROSPACE CORPORATION, a Delaware corporation, (the "BORROWER") hereby promises to pay to [NAME OF PAYEE], or its registered assigns ("HOLDER"), the principal sum of __________________________ DOLLARS ($_____________), with interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time unpaid and not yet due at the rate of 10.5% per annum from the date hereof. Interest on this Note shall be due and payable semi-annually in arrears on the last day of each September and March in each year commencing the first such interest payment date occurring after the later of April 1, 1998 and the date hereof, through and including March 31, 2010. All interest payable on any interest payment date shall be added to the principal balance hereof ("PAID-IN-KIND INTEREST") as of such interest payment date and any such Paid-in-Kind Interest shall, when so added to principal, be treated for all purposes hereof on the same terms as all other principal hereof. Any overdue principal, and, to the extent permitted by applicable law, overdue interest, shall bear interest at the rate of 12.5% per annum, whether overdue by acceleration or otherwise.

     This note (this "NOTE") is one of the series of 10.5% PIK Notes issued by the Borrower (the "NOTES") pursuant to, and is subject to, a Securities Purchase Agreement dated as of April 1, 1998 among the Borrower and the Purchasers parties thereto (the "PURCHASERS"), as amended from time to time (the "AGREEMENT"). Capitalized terms used in this Note and not defined herein have the meanings given therefor in the Agreement. The Holder is entitled, equally and ratably with the other holders of the Notes, to the benefits of the Agreement and the other Transaction Documents.

     All dollar amounts in this Note refer to United States dollars. Payments of principal and interest are to be made at the place and in the manner specified by the Purchaser of this Note in Schedule A to the Agreement or at such other place or manner as the Holder shall designate to the Borrower in writing in accordance with the Agreement, in lawful money of the United States of America. If any payment of principal or interest on or in respect of this Note becomes due and payable on any day which is not a Business Day, the payment shall be due and payable on the next succeeding Business Day.

     This Note is a registered note and, as provided in the Agreement, upon surrender of this Note for registration of transfer in accordance with the Agreement, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Borrower may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Borrower shall not be affected by any notice to the contrary.

     This Note may be declared or may otherwise become due and payable prior to its expressed maturity in the events, on the terms and in the manner and amounts as provided in the Agreement.

     This Note is not subject to prepayment or redemption at the option of the Borrower prior to its expressed maturity except on the terms and in the manner and amounts as provided in the Agreement.

     The Borrower and every maker, endorser and guarantor hereof or of the debt evidenced by this Note waive presentment, demand, notice protest, and all other demands, notices (other than notices expressly required by the Agreement) and suretyship defenses generally, in connection with the delivery, acceptance, performance, default or enforcement of or under this Note. This Note is to be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York (without giving effect to any laws or rules relating to conflicts of laws that would cause the application of the laws of any jurisdiction other than the State of New York).


WITNESS:                               BORROWER:

                                       RANGER AEROSPACE CORPORATION


                                       By:
-----------------------------             -------------------------
Name:                                     Title:



     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR QUALIFIED UNDER STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, OR (B) IF SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ANY APPLICABLE STATE SECURITIES LAWS.

                                                                      SCHEDULE A

                               PURCHASER SCHEDULE

                   JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

                      10.5% PIK Note No. R-1 - $4,230,000
                      10.5% PIK Note No. R-2 - $4,230,000

 Certificate no. B-1 representing 56,400 Shares of Class B Non-Voting Common Stock, par value $0.01 ($1,000 per share issue price)


1. All payments on account of the Note or Shares described above or other obligations in accordance with the provisions thereof shall be made by bank wire transfer of immediately available funds for credit, not later than 12 noon, Boston time, to:

           BankBoston
           ABA No. 011000390
           Boston, Massachusetts 02110
           Account of:   John Hancock Mutual Life Insurance Company
                         Private Placement Collection Account
           Account Number: 541-55417
           On Order of:  Ranger Aerospace Corporation [insert
                         appropriate PPN no. and full name, interest rate and maturity date of the Note, Shares or other obligations]

2.   Contemporaneous with the above wire transfer, advice setting forth:

     (1) the full name, interest rate and maturity date of the Note, Share or other obligations;
     (2) allocation of payment between principal and interest, if applicable, and any special payment; and
     (3) name and address of bank (or Trustee) from which wire transfer was sent, shall be delivered or mailed to:

     John Hancock Mutual Life  Insurance Company
     200 Clarendon Street
     Boston, MA  02117
     Attention: Marie Mazzulli
                Investment Accounting Division T-10

3. All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered or mailed to:

           John Hancock Mutual Life Insurance Company
           200 Clarendon Street
           Boston, MA  02117
           Attention: Marie Mazzulli
                      Investment Accounting Division T-10

4. All other communications which shall include, but not be limited to, financial statements and certificates of compliance with financial covenants, shall be delivered or mailed to:

           John Hancock Mutual Life  Insurance Company
           200 Clarendon Street
           Boston, MA  02117
           Attention:  Bond & Corporate Finance Department, T-57

5. A copy of the foregoing notices relating to change in issuer's name, address or principal place of business or location of collateral and a copy of any legal opinions shall be delivered or mailed to John Hancock Mutual Life Insurance Company, John Hancock Place, 200 Clarendon Street, Boston, MA 02117, Attention: Investment Law Division, T-50.


6. All securities shall be registered in the name of John Hancock Mutual Life Insurance Company.

7.   Tax I.D. No. 04-1414660.

                               PURCHASER SCHEDULE

                         CIBC WOOD GUNDY VENTURES, INC.

Certificate no. 1 representing 4,650 shares of 10.5% Payment-In-Kind Redeemable Preferred Stock ($1,000 per share issue price)

Certificate no. A-1 representing 18,370 shares of Class A Voting Common Stock, par value $0.01 ($1,000 per share issue price)

Certificate no. B-2 representing 12,630 shares of Class B Non-Voting Common Stock, par value $0.01 ($1,000 per share issue price)

                             CIBC Oppenheimer Corp.
                       425 Lexington Avenue, Third Floor
                               New York, NY 10017
                           Attention:  Jay R. Levine
                           Telephone:  (212) 885-4475
                              Fax:  (212) 885-4998

                               PURCHASER SCHEDULE

                          RANDOLPH STREET PARTNERS II

Certificate no. 2 representing 750 shares of 10.5% Payment-In-Kind Redeemable Preferred Stock ($1,000 per share issue price)

Certificate no. A-2 representing 5,000 shares of Class A Voting Common Stock, par value $0.01 ($1,000 per share issue price)


Address for notices and payments:

                          Randolph Street Partners II
                            200 East Randolph Drive
                               Chicago, IL 60601
                         Attention:  William S. Kirsch
                            Telephone:  312-861-2000
                               Fax:  312-861-2200

                               PURCHASER SCHEDULE

                                GREGG L. ENGLES

Certificate no. 3 representing 600 shares of 10.5% Payment-In-Kind Redeemable Preferred Stock ($1,000 per share issue price)

Certificate no. A-3 representing 4,000 shares of Class A Voting Common Stock, par value $0.01 ($1,000 per share issue price)

Address for notices and payments:

                                Gregg L. Engles
                          c/o Suiza Foods Corporation
                         3800 Turtle Creek Blvd., #1300
                               Dallas, TX  75219
                            Telephone:  214-528-9922
                               Fax:  214-528-9929

                                                                      SCHEDULE B


                                 DEFINED TERMS

     As used herein, the following terms have the respective meanings set forth below or set forth in the paragraph of the Agreement following such terms:

     "AFFILIATE" means, at any time and as to any Person, any other Person (including in the case of a Subsidiary, another Subsidiary) directly or indirectly (i) controlling, controlled by, or under common control with, such Person or (ii) beneficially owning or holding, directly or indirectly, 10% or more of the Equity Interest or Voting Stock of such Person, or (iii) of which such Person beneficially owns or holds, directly or indirectly, 10% or more of the Equity Interest or Voting Stock of such other Person, as well as, in the case of an individual, such individual's spouse, issue, parents, siblings and issue of siblings (in each case by blood, adoption or marriage). A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "AGREEMENT" means this Securities Purchase Agreement as it may from time to time be amended in accordance with PARAGRAPH 16.

     "APPROVED AUDITOR" means Deloitte & Touche, Arthur Anderson LLP, Coopers & Lybrand, Ernst & Young, KPMG, Peat Marwick or Price Waterhouse.

     "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

     "CAPITALIZED LEASE" means any lease of property (whether real, personal or mixed), as to which the lessee is required, in accordance with GAAP, to recognize, concurrently, the acquisition of an asset and the incurrence of a liability.

     "CAPITALIZED LEASE OBLIGATION" means any rental obligation under a Capitalized Lease, taken at the amount thereof that is accounted for as indebtedness (net of interest expense) in accordance with GAAP.

     "CERTIFICATE OF INCORPORATION" has the meaning specified in PARAGRAPH 1.1.

     "CHANGE OF CONTROL" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "GROUP"); or (ii) a majority of the Board of Directors of the Company shall consist of Persons who are not Continuing Directors; or (iii) the acquisition by any Person or Group (other than the Purchasers) of the power, directly or indirectly, to vote or direct the voting of securities having more than 30% of the ordinary voting power for the election of directors of the Company.

     "CLOSING" and "CLOSING DATE" have the meanings specified in PARAGRAPH 4.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time and the rules and regulations promulgated thereunder as from time to time in effect.

     "COMMON EQUITY" includes the Shares and any other class of equity interest in the Company having no preference over the Shares as to distributions which, as of the date of this Agreement, are or may be authorized in the future by an amendment to the Company's Certificate of Incorporation.

     "COMPANY" has the meaning specified in the FIRST PARAGRAPH of this Agreement.

     "CONSOLIDATED GROUP" means the Company and each of its Subsidiaries.

     "CONTINUING DIRECTOR" means, as of the date of determination, any Person who (i) was a member of the Board of Directors or the Company on the Closing Date, (ii) was nominated for election or elected to the Board of Directors of the Company with the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election, or (iii) is a representative of a Securityholder (as such term is defined in the Securityholders Agreement).

     "DEBT" means, as applied to any Person without duplication, (i) obligations of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations of such Person to pay the deferred purchase price of property or services (other than current Trade Payables to be paid in accordance with customary practices), (iv) Capitalized Lease Obligations of such Person, (v) obligations of such Person to purchase securities or other property that arise out of or in connection with the sale of the same or substantially similar securities or property, (vi) obligations of such Person to reimburse any other Person in respect of amounts paid under a letter of credit or similar instrument, (vii) obligations with respect to Interest Rate Agreements and similar obligations requiring such Person to make payments, whether periodically or upon the happening of a contingency, (viii) any obligations secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) a Lien on any asset of such Person, whether or not such obligation is assumed by such Person, the amount of such obligation being deemed to be the lesser of the fair market value of such asset or the amount of the obligation so secured, (ix) any recourse obligations of such Person in connection with a sale of receivables, (x) Guaranties by such Person of Debt of others, (xi) any outstanding Preferred Stock of a Subsidiary of such Person (other than Preferred Stock owned beneficially and of record by such Person or a Wholly-Owned Subsidiary of such Person) and any outstanding Redeemable Preferred Stock of such Person, and (xii) any other items (excluding Trade Payables, items of contingency reserves or reserves for deferred income Taxes or other reserves, to the extent that such reserves do not represent an obligation) which in accordance with GAAP would be shown on the liabilities side of the balance sheet of such Person.

     "DEFAULT" means any occurrence or condition which with the giving of notice or the passage of time, or both, and remaining uncured after the expiration of any applicable grace period would be an Event of Default.

     "ENVIRONMENTAL LAWS" means any and all Federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "EQUITY INTEREST" means as to any Person, the capital stock or other equity or beneficial interest in such Person.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder, as from time to time, in effect.

     "ERISA AFFILIATE" means, with respect to any Person, any trade or business, whether or not incorporated, which, is treated as a single employer together with such Person under section 414 of the Code.

     "EVENT OF DEFAULT" has the meaning specified in PARAGRAPH 10.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time and the rules and regulations promulgated thereunder, as from time to time in effect.

     "EXECUTIVE STOCK AGREEMENT" means the Executive Stock Agreement between the Company and Steven Townes, in the form of EXHIBIT G-1.

     "EXPENSES" has the meaning specified in PARAGRAPH 14.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States.

     "GOVERNMENTAL AUTHORITY" means (a) the governments of (i) the United States of America and its states and political subdivisions, and (ii) any other jurisdiction in which any Member conducts all or any part of its business, or which asserts jurisdiction over any properties of any Member, and (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government or jurisdiction.

     "GUARANTY", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, dividend or obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to advance to or provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the working capital, equity capital, net worth, solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any securities, products, materials or supplies or for any transportation or services without regard to the non-delivery or nonfurnishing thereof, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guaranty shall be deemed to be equal to the lower of (a) the amount of the obligation guaranteed and (b) the maximum amount for which such Person may be contingently liable pursuant to the terms of the instrument evidencing such Guaranty, unless such guaranteed obligation and the amount for which such Person may be liable are not stated or determinable, in which case the amount of such Guaranty shall be the maximum reasonably anticipated liability for which such Person is contingently liable in respect thereof as determined by such Person in good faith (but in any event not less than the amount which is, or would otherwise be required, in accordance with GAAP, to be reflected in such Person's balance sheet or the notes thereto) as the amount of such obligation.

     "HAZARDOUS MATERIALS" means any and all substances: the presence of which requires notification, investigation, monitoring or remediation under any Environmental Law; which at such time is defined as a "hazardous waste", "hazardous material", "hazardous substance", "toxic substance", "pollutant" or "contaminant" under any Environmental Law, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.
Section 9601 et seq.) and any applicable local statutes and the regulations promulgated thereunder;

or without limitation, which contains gasoline, diesel fuel or other petroleum products, asbestos or polychlorinated biphenyls.

     "HOLDER" means any Person at the time shown as the holder of a Note on the register referred to in PARAGRAPH 12 or a holder of record of any PIK Preferred Share as determined in accordance with the Certificate of Incorporation of the Company.

     "INSTITUTIONAL INVESTOR" means any bank, savings institution, trust company, insurance company, investment company, pension or profit sharing trust or other financial institution or institutional buyer, regardless of legal form.

     "INTELLECTUAL PROPERTY" means all patents, copyrights, trademarks, trade names, service marks or other intellectual or industrial property rights.

     "INTEREST RATE AGREEMENT" means, with respect to any Person, any one or more of the following agreements entered into by such Person with one or more financial institutions: interest rate protection agreements, interest rate swaps and/or other types of interest rate hedging agreements obligating such Person to make payments, whether periodically or upon the happening of a contingency. The amount of the obligation under any Interest Rate Agreement shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Interest Rate Agreement had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Interest Rate Agreement provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

     "INVESTOR STOCK AGREEMENT" means the Investor Stock Agreement between the Company, Gene Z. Salkind, M.D., Trustee of the Danielle Schwartz Trust UAD 10/1/93, and George Schwartz, in the form of EXHIBIT G-2 and the Investor Stock Agreement between the Company, Kraig Danielson and George Schwartz in the form of EXHIBIT G-3.

     "KNOWLEDGE OF THE COMPANY" means the actual knowledge of any Senior Officer of the Company.

     "LIEN" means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, court decision or contract, and including, without limitation, any mortgage, pledge, security interest, lease, encumbrance, lien, purchase option, call or right, or charge of any kind (including any agreement to give or permit any of the foregoing), any conditional sale or other title retention agreement, any Capitalized Lease, and the filing of, or agreement to give or permit the filing on its behalf, of any financing statement under the Uniform Commercial Code or personal property security legislation of any jurisdiction.

     "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

     "MATERIAL ADVERSE EFFECT" means, (i) any material adverse effect on the Company's business, assets, liabilities, financial condition or results of operations, (ii) any material adverse effect on the Consolidated Group's business, assets, liabilities, financial condition or results of operations taken as a whole, and (iii) any adverse effect, WHETHER OR NOT MATERIAL, on the binding nature, validity or enforceability of any Transaction Document as the obligation of any party thereto and (iv) any material adverse effect on the ability of the Company to perform its obligations under any Transaction Document applicable to it.

     "MEMBER" means any Person included in the Consolidated Group.

     "MULTIEMPLOYER PLAN" means any plan which is a "multiemployer plan" as such term is defined in section 4001(a)(3) of ERISA.

     "NAIC" means the National Association of Insurance Commissioners.

     "NOTES" has the meaning specified in PARAGRAPH 1.1.

     "OFFICER'S CERTIFICATE" means a certificate signed in the name of the Company by any Senior Officer.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

     "PERSON" means and includes an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust and any other form of business organization (whether or not a legal entity), or any Governmental Authorities.

     "PIK PREFERRED SHARES" has the meaning specified in PARAGRAPH 1.1.

     "PLAN" means an "employee pension benefit plan" (as defined in Section 3 of ERISA) which is or within the preceding five years has been established or maintained, or to which contributions are or have been made, by the Company or any ERISA Affiliate, or for which the Company or any ERISA Affiliate may have any liability.

     "PREFERRED STOCK" means as to any Person, any Redeemable Preferred Stock and any other class or series of Equity Interest of such Person that has a priority as to the payment of any dividends or distributions over the holders of the most junior class of Equity Interest of such Person.

     "PURCHASER" and "PURCHASERS" have the meaning specified in PARAGRAPH 2.

     "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

     "QUALIFIED INSTITUTIONAL BUYER"means a qualified institutional buyer, as defined in Rule 144A.

     "REDEEMABLE PREFERRED STOCK" means any class or series of Equity Interest which has fixed payment or redemption obligations due and payable prior to the final scheduled due date for the repayment of principal of the Notes or is redeemable at the option of the holder, unless such fixed payment obligations or repurchase obligations or exercise of such redemption option can be satisfied, at the election of the issuer, through the issuance of shares of its most junior class of Equity Interest.

     "REQUIRED HOLDERS" means the Holder or Holders of Notes and/or PIK Preferred Shares holding not less than 75% of the sum of the aggregate principal amount of the Notes at the time outstanding and the then effective liquidation value of the PIK Preferred Shares then outstanding.

     "RULE 144A" means Rule 144A promulgated under the Securities Act and including any successor rule thereto, as such rule may be amended from time to time.

     "SALE OF THE COMPANY" shall have the meaning set forth in the Securityholders Agreement as in effect on the Closing Date

     "SEC" means the United States Securities and Exchange Commission, or any Governmental Authority succeeding to the functions of such Commission in the administration of the Securities Act and/or the Exchange Act.

     "SECURITIES" has the meaning specified in PARAGRAPH 1.1.

     "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder, as from time to time in effect.

     "SECURITYHOLDERS AGREEMENT" means the Securityholders Agreement dated the date hereof among the Company and the Persons named therein, in the form of EXHIBIT E.

     "SENIOR OFFICER" means the Chairman of the Board, the President, Chief Executive Officer, any Senior Vice President, Chief Financial Officer, Treasurer or principal accounting officer of the Company or any other individual, whether or not an officer, who performs similar functions, on behalf of the Company.

     "SENIOR SECURITIES" means, collectively, the Notes and the PIK Preferred Shares.

     "SETTLEMENT DATE" means, with respect to any Note, the date on which such
Note is to be prepaid in whole or in part pursuant to PARAGRAPH 8.2 or is declared to be immediately due and payable pursuant to PARAGRAPH 11.1.

     "SHARES" has the meaning specified in PARAGRAPH 1.1.

     "SPECIAL COUNSEL" means the law firm of Sullivan & Worcester or such other firm of legal counsel as the Purchasers may from time to time designate as their Special Counsel for the purposes of this Agreement or any matters related hereto.

     "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person and/or one or more of its Subsidiaries collectively owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is collectively owned by such Person and/or one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person and/or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

     "TAXES" means any and all present or future taxes, assessments, stamps, duties, fees, levies, imposts, deductions, withholdings or other governmental charges of any nature whatsoever and any liabilities with respect thereto, including any surcharge, penalties, additions to tax, fines or interest thereon, now or hereafter imposed, levied, collected, withheld or assessed by any government or taxing authority of any country or political subdivision of any country, or any international taxing authority.

     "TRADE PAYABLES" means amounts payable to suppliers of goods and services in the ordinary course of a Person's business.

     "TRANSACTION DOCUMENTS" means this Agreement, the Notes, the Shares, the Registration Rights Agreement, the Securityholders Agreement, the Executive Stock Agreement and the Investors Stock Agreement.

     "VIAD PURCHASE AGREEMENT" means the Share Purchase Agreement between Viad Corp. and Viad Service Companies Limited, as sellers, and the Company, as buyer, dated as of March 14, 1998.

     "VOTING SHARES" has the meaning specified in PARAGRAPH 1.1.

     "VOTING STOCK" means any securities of any class of a Person whose holders are entitled under ordinary circumstances to vote for the election of directors of such Person (or Persons performing similar functions) (irrespective of whether at the time securities of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     "WHOLLY-OWNED SUBSIDIARY" means any Subsidiary of the Company all of the voting power of all classes of the Voting Stock and all of the beneficial ownership of which is owned directly or indirectly through one or more other Wholly-Owned Subsidiaries.

                                                                    SCHEDULE 5.7

                                 EXISTING DEBT


Aircraft Service International Group, Inc. ("ASIG")

1. Note Purchase Agreement, dated March 31, 1998, between CIBC Oppenheimer Corp. and ASIG in the aggregate principal amount of $75,000,000.

2. Key Corporate Capital Inc. has extended to ASIG a $10 million revolving line of credit.